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                                                                    EXHIBIT 99.1

             LETTER PURSUANT TO TEMPORARY NOTE 3T TO REGULATION S-X

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

         In accordance with the requirements of the Securities and Exchange Commission, Innotrac Corporation has received the following written representation from Arthur Andersen LLP, dated as of March 18, 2002:

         "We represent that this audit was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit."

         If you have any questions, please direct them to the undersigned at
(678) 584-4000.


                                    Innotrac Corporation



                                    By: /s/ David L. Gamsey
                                       ----------------------------------------
                                    Title: Senior Vice President,
                                    Chief Financial Officer and Secretary